PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and First Quarter 2025 Results

MIDLAND, Texas, May 12, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the first quarter ended March 31, 2025.

“AST SpaceMobile continues to execute on our bold strategy, progressing at an accelerated pace toward fulfilling our important mission of connecting the unconnected worldwide,” said Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. “Today, we are at an inflection point for the company. We have ramped up manufacturing capacity and are now able to announce our plans to support five scheduled orbital launches over the next six to nine months. Commercially, we have also expanded our U.S. Government opportunity and are in a position to start generating meaningful revenue during 2025.”

Business Update

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Announced multi-provider satellite orbital launch plan with five contracted launches over the next six to nine months
o
Anticipate orbital launches every one to two months on average during 2025 and 2026
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First Block 2 BlueBird satellite expected to ship in Q2 2025, with orbital launch scheduled during July 2025
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On track with satellite manufacturing of 40 Block 2 BlueBird satellites and the procurement of components and materials needed to complete fully assembled microns and phased arrays for over 50 satellites in total
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Satellite manufacturing expected to reach a cadence of six satellites per month during 2025, with phased array equivalent cadence reaching the target during Q3 2025
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Manufacturing and orbital launch schedules support continuous cellular broadband coverage goals in key markets such as the United States, Europe, Japan, the U.S. Government and other strategic markets during 2026
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Advanced SpaceMobile network commercialization efforts, with expected second half 2025 revenue opportunity of $50.0 million to $75.0 million
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Company plans to activate initial cellular broadband capabilities across the United States, Europe and Japan with AT&T, Rakuten, Verizon, and Vodafone using premium low-band wireless spectrum
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Ramping up activities under the previously announced $43.0 million U.S. Space Development Agency contract and signed a new contract with the Defense Innovation Unit (DIU) for up to $20.0 million in revenue, via a prime contractor, for SpaceMobile capabilities with multiple U.S. Government agencies in support of government communications over land, sea, and air
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Gateway equipment bookings from MNO partners of $13.6M in Q1 2025, with expected gateway equipment bookings of approximately $10.0 million, on average, per quarter during 2025, as a precursor to the rollout of SpaceMobile Service
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Two-way broadband video call completed by Rakuten Mobile in front of a live audience using unmodified smartphones on the SpaceMobile network enabled by a Block 1 BlueBird satellite in orbit today, following successful video calls with AT&T, Vodafone, and Verizon
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Continued to make strong progress on regulatory approvals and spectrum-related topics with partners and key industry groups
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Received Special Temporary Authority from the FCC for FirstNet evaluation on public safety’s Band 14 spectrum, supporting mission-critical capabilities with direct-to-device cellular broadband connectivity
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Established coordination agreement with the U.S. National Science Foundation covering satellite and ground-based astronomy operations
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Well positioned to complete full regulatory authorizations for commercial service in the United States and Europe
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Signed definitive agreements for long-term access to up to 45 MHz of premium lower mid-band spectrum in the U.S. for direct-to-device applications
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Robust balance sheet with $874.5 million in cash, cash equivalents, and restricted cash as of March 31, 2025, with continued access to diverse capital markets
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Completed initial clearances for quasi-governmental funding with the Export-Import Bank of the United States (EXIM) and the International Finance Corporation (IFC), beginning six to nine month diligence and documentation phase for over $500.0 million in potential new non-dilutive capital

First Quarter 2025 Financial Highlights

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As of March 31, 2025, we had cash, cash equivalents, and restricted cash of $874.5 million
•
Total operating expenses for the first quarter of 2025 were $63.7 million, including $18.8 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $3.1 million as compared to $60.6 million in the fourth quarter of 2024 due to a $2.5 million increase in depreciation and amortization expense, a $2.5 million increase in general and administrative costs, and a $1.8 million increase in research and development costs, partially offset by a $3.7 million decrease in engineering services costs
•
Adjusted operating expenses(1) for the first quarter of 2025 were $44.9 million, an increase of $4.1 million as compared to $40.8 million in the fourth quarter of 2024, due to a $1.8 million increase in research and development costs, a $1.7 million increase in Adjusted general and administrative costs(1), and a $0.6 million increase in Adjusted engineering services costs(1)
•
As of March 31, 2025, we have incurred approximately $584.1 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $133.3 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, May 12, 2025. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

First Quarter 2025 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$873,778	$564,988
Restricted cash	680	2,546
Prepaid expenses	6,126	7,887
Other current assets	14,021	24,825
Total current assets	894,605	600,246

Non-current assets:
Property and equipment, net	450,822	337,669
Operating lease right-of-use assets, net	13,415	14,014
Other non-current assets	10,817	2,632
TOTAL ASSETS	$1,369,659	$954,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,778	$17,004
Accrued expenses and other current liabilities	26,216	12,195
Contract liabilities	41,758	41,968
Current operating lease liabilities	1,767	1,856
Current portion of long-term debt	3,699	2,919
Total current liabilities	84,218	75,942

Non-current liabilities:
Warrant liabilities	44,453	41,248
Non-current operating lease liabilities	12,112	12,652
Long-term debt, net	462,203	155,573
Total liabilities	602,986	285,415

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 236,916,393 and 208,173,198 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	23	20
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 11,227,292 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	4	4
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	8	8
Additional paid-in capital	1,103,921	969,004
Accumulated other comprehensive income (loss)	98	(176)
Accumulated deficit	(535,451)	(489,745)
Noncontrolling interest	198,070	190,031
Total stockholders' equity	766,673	669,146

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,369,659	$954,561

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months ended March 31,
	2025	2024

Revenues	$718	$500

Operating expenses:
Engineering services costs	27,204	19,511
General and administrative costs	18,384	12,287
Research and development costs	7,135	4,257
Depreciation and amortization	10,958	19,945
Total operating expenses	63,681	56,000

Other income (expense):
(Loss) gain on remeasurement of warrant liabilities	(3,206)	18,214
Interest expense	(4,736)	(4,511)
Interest income	8,196	2,289
Other (expense) income, net	(751)	(2)
Total other income (expense), net	(497)	15,990

Loss before income tax expense	(63,460)	(39,510)
Income tax expense	(168)	(294)
Net loss before allocation to noncontrolling interest	(63,628)	(39,804)

Net loss attributable to noncontrolling interest	(17,922)	(20,074)
Net loss attributable to common stockholders	$(45,706)	$(19,730)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.20)	$(0.16)
Weighted-average number of shares of Class A Common Stock outstanding
Basic and diluted	223,974,396	121,447,138

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months ended March 31,
	2025	2024

Net loss before allocation to noncontrolling interest	$(63,628)	$(39,804)
Other comprehensive loss
Foreign currency translation adjustments	382	(216)
Total other comprehensive loss	382	(216)
Total comprehensive loss before allocation to noncontrolling interest	(63,246)	(40,020)
Comprehensive loss attributable to noncontrolling interest	(17,814)	(20,184)
Comprehensive loss attributable to common stockholders	$(45,432)	$(19,836)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Three Months ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(63,628)	$(39,804)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	10,958	19,945
Amortization of debt issuance costs	309	900
Loss (gain) on remeasurement of warrant liabilities	3,206	(18,214)
Stock-based compensation	7,826	4,933
Paid-in-kind ("PIK") interest expense	497	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	10,611	(8,306)
Accounts payable and accrued expenses	715	(8,396)
Operating lease right-of-use assets and operating lease liabilities	(30)	(8)
Contract liabilities	(210)	-
Other assets and liabilities	1,200	828
Net cash used in operating activities	(28,546)	(48,122)

Cash flows from investing activities:
Purchase of property and equipment	(120,456)	(39,568)
Net cash used in investing activities	(120,456)	(39,568)

Cash flows from financing activities:
Proceeds from debt	449,248	110,000
Repayments of debt	(65)	(62)
Payment for debt issuance costs	(6,400)	(5,162)
Proceeds from issuance of common stock	56,265	108,100
Payments for third party equity issuance costs	(1,463)	(382)
Issuance of equity under employee stock plan	4,181	-
Employee taxes paid for stock-based compensation awards	(1,373)	(314)
Purchase of capped call transactions	(44,528)	-
Net cash provided by financing activities	455,865	212,180

Effect of exchange rate changes on cash, cash equivalents and restricted cash	61	(147)

Net increase in cash, cash equivalents and restricted cash	306,924	124,343
Cash, cash equivalents and restricted cash, beginning of period	567,534	88,097
Cash, cash equivalents and restricted cash, end of period	$874,458	$212,440

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$12,906	$5,734
PIK interest paid through issuance of PIK notes	497	-
Convertible notes settled by issuance of Class A Common Stock	139,620	-
Cash paid for:
Interest	$3,887	$2,205
Income taxes, net	700	710

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended March 31, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$27,204	$(4,018)	$23,186
General and administrative costs	18,384	(3,808)	14,576
Research and development costs	7,135		7,135
Depreciation and amortization	10,958		10,958
Total operating expenses	$63,681	$(7,826)	$55,855
Less: Depreciation and amortization			(10,958)
Adjusted operating expenses			$44,897

	For the Three Months Ended December 31, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$30,945	$(8,347)	$22,598
General and administrative costs	15,889	(3,075)	12,814
Research and development costs	5,348		5,348
Depreciation and amortization	8,460		8,460
Total operating expenses	$60,642	$(11,422)	$49,220
Less: Depreciation and amortization			(8,460)
Adjusted operating expenses			$40,760

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.